UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2021

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 15, 2021, Alimera Sciences, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted to approve an amendment to the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000.

Directors, officers, employees and consultants of the Company and its subsidiaries are eligible to receive awards under the 2019 Plan, as amended. The number of authorized shares under the 2019 Plan is now fixed at 1,500,000 (including shares underlying outstanding awards), subject to adjustment for certain corporate transactions and for shares forfeited, terminated or surrendered or tendered or for shares withheld to cover withholding taxes for awards other than options or stock appreciation rights, in any such case granted under the 2019 Plan.

The summary of the 2019 Plan is qualified in its entirety by reference to the full text of the 2019 Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2021 (the “Proxy Statement”):

Proposal 1:	The election of two directors to serve as Class II directors for a term of three years until the 2024 annual meeting of stockholders.

Proposal 1:	Approval of an amendment to the 2019 Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000.

Proposal 3:	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 4:	The approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Voting Results

On the record date, there were (a) 6,898,437 shares of common stock outstanding and entitled to vote and (b) shares of our outstanding Series A Preferred Stock entitled to 542,373 votes in the aggregate. Of the 7,440,810 votes that were eligible to be cast by the holders of common stock and Series A Preferred Stock at the Annual Meeting, 5,746,716 votes, or approximately 77.2% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following directors to serve as Class II directors until the 2024 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Richard S. Eiswirth, Jr.	4,035,726	40,907	1,670,053
Garheng Kong, M.D., Ph.D.	3,998,189	78,444	1,670,053

Proposal 2:	Approval of an amendment to the Company’s 2019 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000.

The Company’s stockholders approved the amendment to the 2019 Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,012,726	59,505	4,402	1,670,053

Proposal 3:	Ratification of appointment of Grant Thornton LLP.

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,722,455	19,565	4,666	0

Proposal 4:	Approval, on an advisory basis, of the compensation of our named executive officers.

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,034,325	23,766	18,542	1,670,053

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Alimera Sciences, Inc. 2019 Omnibus Incentive Plan, as amended pursuant to stockholder approval on June 15, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: June 16, 2021	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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